    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996
                                                      REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

              NATIONSBANK CORPORATION                                  NB CAPITAL TRUST I
(Exact name of registrant as specified in charter)     (Exact name of registrant as specified in charter)
                  NORTH CAROLINA                                            DELAWARE
   (State or other jurisdiction or organization)          (State or other jurisdiction or organization)
                    56-0906609                                         [TO BE APPLIED FOR]
      (I.R.S. employer identification number)                (I.R.S. employer identification number)
                NB CAPITAL TRUST II                                   NB CAPITAL TRUST III
(Exact name of registrant as specified in charter)     (Exact name of registrant as specified in charter)
                     DELAWARE                                               DELAWARE
   (State or other jurisdiction or organization)          (State or other jurisdiction or organization)
                [TO BE APPLIED FOR]                                    [TO BE APPLIED FOR]
      (I.R.S. employer identification number)                (I.R.S. employer identification number)

NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CHARLOTTE, NORTH CAROLINA
                              28255 (704) 386-5000
   (address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                                PAUL J. POLKING
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            NATIONSBANK CORPORATION
                          NATIONSBANK CORPORATE CENTER
                        CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 386-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

                   BOYD C. CAMPBELL, JR.                                         JAMES R. TANENBAUM
            SMITH HELMS MULLISS & MOORE, L.L.P.                               STROOCK & STROOCK & LAVAN
                  214 NORTH CHURCH STREET                                       SEVEN HANOVER SQUARE
              CHARLOTTE, NORTH CAROLINA 28202                                 NEW YORK, NEW YORK 10004

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

           TITLE OF EACH                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
        CLASS OF SECURITIES               AMOUNT TO BE            OFFERING PRICE              AGGREGATE
         TO BE REGISTERED                REGISTERED (1)         PER UNIT (1)(2)(3)      OFFERING PRICE (2)(3)
Junior Subordinated Debt Securities
of NationsBank Corporation (4)                                                               $1,000,000
Preferred Securities of NB Capital
Trust I, II and III                                                                          $1,000,000
Guarantees of Preferred Securities
of NB Capital Trust I, NB Capital
Trust II and NB Capital Trust III
and certain
  back-up undertakings (5)                     NA                       NA                       NA
Total                                      $1,000,000                  100%                  $1,000,000
           TITLE OF EACH
        CLASS OF SECURITIES                 AMOUNT OF
         TO BE REGISTERED               REGISTRATION FEE
Junior Subordinated Debt Securities
of NationsBank Corporation (4)                $303
Preferred Securities of NB Capital
Trust I, II and III                            NA
Guarantees of Preferred Securities
of NB Capital Trust I, NB Capital
Trust II and NB Capital Trust III
and certain
  back-up undertakings (5)                     NA
Total                                         $303.

(1) Such indeterminate number of Preferred Securities of NB Capital Trust I, NB Capital Trust II and NB Capital Trust III and such indeterminate principal amount of Junior Subordinated Debt Securities of NationsBank Corporation as may from time to time be issued at indeterminate prices.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of NB Capital Trust I, NB Capital Trust II and NB Capital Trust III and the Junior Subordinated Debt Securities of NationsBank Corporation registered hereby will not exceed $1,000,000.
(3) Exclusive of accrued interest and distributions, if any.
(4) The Junior Subordinated Debt Securities of NationsBank Corporation will be purchased by NB Capital Trust I, NB Capital Trust II and NB Capital Trust III with the proceeds of the sale of the Preferred Securities.
(5) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of NationsBank Corporation under the Indenture and any supplemental indenture thereto and pursuant to Declarations of Trust to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of each of NB Capital Trust I, NB Capital Trust II and NB Capital Trust III, each as described in the Registration Statement. All obligations under the Declarations of Trust, including the indemnity obligation, are included in the back-up undertakings.
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
                                   $1,000,000
                           NATIONSBANK(Register mark)
                      JUNIOR SUBORDINATED DEBT SECURITIES
                               NB CAPITAL TRUST I
                              NB CAPITAL TRUST II
                              NB CAPITAL TRUST III
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                            NATIONSBANK CORPORATION
     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time its subordinated debentures, notes or other evidence of indebtedness (the "Junior Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Corporation. The Corporation's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to other indebtedness of the Corporation, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement") and in an aggregate amount to be set forth as of the most recent practicable date in such Prospectus Supplement.
     NB Capital Trust I, NB Capital Trust II and NB Capital Trust III (each, a "NB Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective NB Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the NB Capital Trusts out of moneys held by each of the NB Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by NationsBank to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. The Corporation's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of the Corporation and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Corporation. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series to a NB Capital Trust, or a trustee of such NB Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such NB Capital Trust. The Junior Subordinated Debt Securities purchased by a NB Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such NB Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Junior Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."
     Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any NB Capital Trust, the terms of which will mirror the terms of the Junior Subordinated Debt Securities held by any NB Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of NationsBank, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of NationsBank.
     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $1,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.
     NationsBank and/or each of the NB Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of NationsBank and/or any NB Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.
     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.
THE OFFERED SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
      NATIONSBANK, (EXCEPT TO THE EXTENT THAT THE PREFERRED SECURITIES
        ARE GUARANTEED BY NATIONSBANK AS DESCRIBED HEREIN) ARE NOT
         INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
           OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                     RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.
                  The date of this Prospectus is        , 1996
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, ANY OF THE NB CAPITAL TRUSTS OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR ANY OF THE NB CAPITAL TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS OR ANY
                                       2

ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, previously filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:
          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995;
          (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;
          (c) The Corporation's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July
     5, 1996, July 31, 1996, September 6, 1996 (as amended by Form 8-K/A-1 filed September 11, 1996), September 20, 1996 (as amended by Form 8-K/A filed September 23, 1996) and October 25, 1996; and
          (d) The description of the Corporation's Common Stock contained in its registration statement filed pursuant to Section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating such description, including the Corporation's Current Report on Form 8-K filed on September 21, 1994.
     All reports and any definitive proxy or information statements filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO JOHN
E. MACK, SENIOR VICE PRESIDENT AND TREASURER, NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CORPORATE TREASURY DIVISION, CHARLOTTE, NORTH CAROLINA 28255. TELEPHONE REQUESTS MAY BE DIRECTED TO (704) 386-5972.
                             AVAILABLE INFORMATION
     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by NationsBank and the NB Capital Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declarations (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the NationsBank, the NB Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
                                       3

     NationsBank is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning NationsBank may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.
     No separate financial statements of any of the NB Capital Trusts have been included herein. NationsBank does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the NB Capital Trusts will be owned, directly or indirectly, by NationsBank, a reporting company under the 1934 Act, (ii) each of the NB Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such NB Capital Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by NationsBank, and (iii) the Corporation's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of the NB Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each NB Capital Trust, the guarantee issued with respect to Preferred Securities issued by that NB Capital Trust, the Junior Subordinated Debt Securities purchased by that NB Capital Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."
     The NB Capital Trusts are not currently subject to the information reporting requirements of the 1934 Act. The NB Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.
                            NATIONSBANK CORPORATION
GENERAL
     NationsBank is a bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is
(704) 386-5000.
OPERATIONS
     NationsBank provides a diversified range of banking and certain nonbanking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major business units: the General Bank, Global Finance and Financial Services.
     The General Bank provides comprehensive services in the commercial and retail banking fields, including the origination and servicing of home mortgage loans, the issuance and servicing of credit cards (through a Delaware subsidiary), indirect lending, dealer finance and certain insurance services. The General Bank also offers full service brokerage services and discount brokerage services and provides investment advisory services to a proprietary mutual fund, as well as investment management, banking and fiduciary services through subsidiaries of NationsBank. As of June 30, 1996, the General Bank operated 1,948 banking offices through the following Banks: NationsBank, N.A. (serving the states of North Carolina, South Carolina, Maryland and Virginia and the District of Columbia); NationsBank, N.A. (South) (serving the states of Florida and Georgia);
                                       4

NationsBank of Kentucky, N.A.; NationsBank of Tennessee, N.A.; NationsBank of Texas, N.A.; and Sun World, N.A. (serving the states of Texas and New Mexico). The General Bank also provides fully automated, 24-hour cash dispensing and depositing services throughout the states in which it is located, through 3,333 automated teller machines.
     Global Finance provides comprehensive corporate and investment banking as well as trading and distribution services to domestic and international customers. The group serves as a principal lender and investor, as well as an advisor, arranger and underwriter, and manages treasury and trade transactions for clients and customers. Loan origination and syndication, asset-backed lending, leasing, factoring, project finance and mergers and acquisitions are representative of the services provided by the group. Global Finance also underwrites, trades and distributes a wide range of securities (including bank-eligible securities and, to a limited extent, bank-ineligible securities as authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")), and trades and distributes a wide range of derivative products in certain interest rate, foreign exchange, commodity and equity markets. Global Finance provides its services through various offices located in major United States cities as well as in London, Frankfurt, Singapore, Bogota, Mexico City, Grand Cayman, Nassau, Seoul, Tokyo, Osaka, Taipei and Hong Kong.
     Financial Services includes NationsCredit Consumer Corporation, primarily a consumer finance subsidiary, and NationsCredit Commercial Corporation, primarily a commercial finance subsidiary. NationsCredit Consumer Corporation, which has approximately 331 offices located in 36 states, provides personal, mortgage and automobile loans to consumers and retail finance programs to dealers. NationsCredit Commercial Corporation consists of seven divisions that specialize in one or more of the following areas: equipment loans and leasing; loans for debt restructuring, mergers and acquisitions and working capital; real estate, golf/recreational and health care financing; and inventory financing to manufacturers, distributors and dealers.
     As part of its operations, NationsBank regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, NationsBank regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, NationsBank publicly announces such material acquisitions when a definitive agreement has been reached.
SUPERVISION AND REGULATION
     GENERAL. As a registered bank holding company, NationsBank is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The Banks are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller"). The Banks are also subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, NationsBank and its subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the Corporation's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect NationsBank.
     Under the BHCA, the activities of NationsBank, and those of companies which it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks or furnishing services to or performing services for its subsidiaries, or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as NationsBank, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board or to acquire more than 5% of any class of voting stock of any company.
     The BHCA also requires bank holding companies to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by
                                       5
the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law).
     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations if the laws of such state permit such DE NOVO branching. Of those states in which the Banks are located, Delaware, Maryland, New Mexico, North Carolina and Virginia have enacted legislation to "opt in," thereby permitting interstate branching prior to June 1, 1997, and Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).
     As previously described, NationsBank regularly evaluates merger and acquisition opportunities, and it anticipates that it will continue to evaluate such opportunities in light of the new legislation.
     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies.
     CAPITAL AND OPERATIONAL REQUIREMENTS. The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.
     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Corporation's Tier 1 and total risk-based capital ratios under these guidelines at June 30, 1996 were 7.58% and 11.93%, respectively.
     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Corporation's leverage ratio at June 30, 1996 was 6.64%. Management believes that NationsBank meets its leverage ratio requirement.
     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy
                                       6
of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.
     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, as of June 30, 1996, each of the Banks was considered well capitalized.
     Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.
     DISTRIBUTIONS. The Corporation's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from the Banks. The amount of dividends that each Bank may declare in a calendar year without approval of the Comptroller is the Bank's net profits for that year, as defined by statute, combined with its net retained profits, as defined, for the preceding two years. In addition, from time to time NationsBank applies for, and may receive, permission from the Comptroller for one or more of the Banks to declare special dividends. As of January 1, 1996, the Banks can initiate dividend payments without prior regulatory approval of up to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.
     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.
     SOURCE OF STRENGTH. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the
FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.
                                       7

                                   THE TRUSTS
     Each of the NB Capital Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Corporation, as sponsor for such trust (the "Sponsor") and the NB Capital Trustees (as defined herein) for such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declarations of trust with respect to each of the NB Capital Trusts have identical terms (except with respect to the name of the NB Capital Trust to which it relates) and each is referred to as a "Declaration". Each NB Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the purchase of Junior Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Corporation will, directly or indirectly, purchase and own all of the Common Securities of each NB Capital Trust, which will represent an aggregate liquidation amount equal to approximately 3% of the total capital of each NB Capital Trust. Each NB Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each NB Capital Trust's business and affairs will be conducted by the trustees (the "NB Capital Trustees") appointed by the Corporation, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NB Capital Trustees of a NB Capital Trust. The duties and obligations of the NB Capital Trustees shall be governed by the Declaration of such NB Capital Trust. A majority of the NB Capital Trustees (the "Regular Trustees") of each NB Capital Trust will be persons who are employees or officers of or who are otherwise affiliated with the Corporation. One NB Capital Trustee of each NB Capital Trust will be a financial institution which will be unaffiliated with the Corporation and which shall act as property trustee and as indenture trustee for purposes of compliance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). The Property Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, power and privileges under the Indenture as the holder of the Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption or otherwise to the holders of the Trust Securities out of funds from the Property Account. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one NB Capital Trustee of each NB Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Corporation will pay all fees and expenses related to the NB Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Corporation. The office of the Delaware Trustee for each NB Capital Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each NB Capital Trust shall be c/o NationsBank Corporation, Corporate Treasury Division, NationsBank Corporate Center, Charlotte, North Carolina 28255.

                                USE OF PROCEEDS
     Each NB Capital Trust will use the gross proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from NationsBank. NationsBank intends to add the net proceeds from the sale of the Junior Subordinated Debt Securities to its general funds, to be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding
                                       8
equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Junior Subordinated Debt Securities to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.
                      RATIOS OF EARNINGS TO FIXED CHARGES
     The following are the Corporation's consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the six months ended June 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                            SIX MONTHS
                                                                              ENDED                    YEAR ENDED
                                                                             JUNE 30,                 DECEMBER 31,
                                                                               1996       1995    1994    1993    1992    1991
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits.........................................       1.8       1.7     1.9     2.3     2.4     1.1
  Including interest on deposits.........................................       1.4       1.4     1.5     1.5     1.4     1.0
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends:
  Excluding interest on deposits.........................................       1.8       1.6     1.8     2.3     2.3     1.1
  Including interest on deposits.........................................       1.4       1.4     1.5     1.5     1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments. Preferred stock dividend requirements represent dividend requirements on the outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.
                              PLAN OF DISTRIBUTION
     NationsBank may sell the Junior Subordinated Debt Securities and any NB Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers.
     Offers to purchase Offered Securities may be solicited directly by NationsBank and/or any NB Capital Trust, as the case may be, or by agents designated by NationsBank and/or any NB Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by NationsBank to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.
     If an underwriter or underwriters are utilized in the sale of the Offered Securities, NationsBank and/or the NB Capital Trust as to which such Offered Securities relate, will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.
     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, NationsBank and/or any NB Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.
                                       9

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by NationsBank and/or any NB Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.
     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.
                                       10

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES
     THE FOLLOWING DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES TO WHICH ANY PROSPECTUS SUPPLEMENT MAY RELATE. THE PARTICULAR TERMS OF THE JUNIOR SUBORDINATED DEBT SECURITIES OFFERED BY ANY PROSPECTUS SUPPLEMENT AND THE EXTENT, IF ANY, TO WHICH SUCH GENERAL PROVISIONS MAY APPLY TO THE SUBORDINATED DEBT SECURITIES SO OFFERED WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH JUNIOR SUBORDINATED DEBT SECURITIES.
     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Corporation and The Bank of New York, as Trustee (in such capacity, the "Debt Trustee"). The Indenture is incorporated by reference in the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of certain provisions of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, and the Trust Indenture Act. Unless otherwise indicated, Section and Article references used herein are references to provisions of the Indenture and capitalized terms shall have the meanings ascribed to them in the Indenture.
GENERAL
     The Junior Subordinated Debt Securities will be unsecured, subordinated obligations of the Corporation. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued thereunder and provides that the Junior Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a special committee appointed thereby (each, a "Supplemental Indenture").
     In the event Junior Subordinated Debt Securities are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such NB Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust.
     Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debt Securities being offered thereby for the following terms: (i) the designation of such Junior Subordinated Debt Securities; (ii) the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iv) the date or dates on which such Junior Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (v) the rate or rates, if any, per annum, at which such Junior Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (vi) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vii) the right to extend the interest payment periods and the duration of such extension; (viii) provisions for a sinking purchase or other analogous fund, if any; (ix) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Corporation or the holder; (x) the form of such Junior Subordinated Debt Securities; and (xi) any other specific terms of the Junior Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register.
     The ability of NationsBank to make payments of principal of (and premium, if any, on) and any interest on the Junior Subordinated Debt Securities may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be
                                       11
further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK CORPORATION -- Supervision and Regulation."
FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT
     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Corporation or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.
     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register.
BOOK-ENTRY JUNIOR SUBORDINATED DEBT SECURITIES
     The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Junior Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.
     The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.
SUBORDINATION
     The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to other indebtedness of the Corporation to the extent set forth in the applicable Prospectus Supplement.
CERTAIN COVENANTS OF THE CORPORATION
     If Junior Subordinated Debt Securities are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust and there shall have occurred any event that would constitute an Event of Default (as defined herein), then (a) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than (i) purchases or acquisitions of shares of NationsBank Common Stock in connection with the satisfaction by NationsBank of its obligations under any employee benefit plans, (ii) as a result of a reclassification of NationsBank capital stock or the exchange or conversion of one class or series of NationsBank capital stock for another class or series of NationsBank capital stock or (iii) the purchase of fractional interests in shares of NationsBank capital stock pursuant to an acquisition or the conversion or exchange provisions of such NationsBank capital stock or the security being converted or exchanged ("Permitted Purchases/Exchanges")) and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Debt Securities.
     If Junior Subordinated Debt Securities are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust and the Corporation shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Corporation shall not declare or pay any dividend on, make any distributions with
                                       12
respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than Permitted Purchases/Exchanges), and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Debt Securities.
     If Junior Subordinated Debt Securities are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust, for so long as such Trust Securities remain outstanding, the Corporation will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such NB Capital Trust; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such NB Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such NB Capital Trust, the redemption of all of the Trust Securities of such NB Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such NB Capital Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debt Securities.
LIMITATION ON MERGERS AND SALES OF ASSETS
     The Corporation shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless the successor entity shall be a corporation organized under the laws of the United States or any State or the District of Columbia and shall expressly assume the obligations of the Corporation under the Indenture.
EVENTS OF DEFAULT, WAIVER AND NOTICE
     The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Junior Subordinated Debt Securities:
     (a) certain events of bankruptcy, insolvency or reorganization of the Corporation; or
     (b) in the event Junior Subordinated Debt Securities are issued to a NB Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such NB Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such NB Capital Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such NB Capital Trust, the redemption of all of the Trust Securities of such NB Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such NB Capital Trust.
     The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Junior Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.
     The Indenture provides that, if an Event of Default resulting from certain events of bankruptcy, insolvency and reorganization of the Corporation shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Junior Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding.
     The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Junior Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.
                                       13

MODIFICATION OF THE INDENTURE
     The Indenture contains provisions permitting the Corporation and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected.
DEFEASANCE AND DISCHARGE
     The Indenture provides that the Corporation (a) will be Discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Corporation"), in each case if the Corporation, at its option, deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the Junior Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debt Securities. To exercise any such option, the Corporation is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to that effect received by the Corporation from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.
GOVERNING LAW
     The Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
THE DEBT TRUSTEE
     The Corporation and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Debt Trustee and its affiliated entities in the ordinary course of business. The Debt Trustee also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.
                    DESCRIPTION OF THE PREFERRED SECURITIES
     Each NB Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each NB Capital Trust authorizes the Regular Trustees of that NB Capital Trust to issue one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the
                                       14

Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by that NB Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the NB Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such NB Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such NB Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such NB Capital Trust shall be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such NB Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such NB Capital Trust to the holders of Preferred Securities of such NB Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such NB Capital Trust;
(vi) the obligation, if any, of such NB Capital Trust to purchase or redeem Preferred Securities issued by such NB Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such NB Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such NB Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more NB Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such NB Capital Trust; (viii) the terms and conditions, if any, upon which the Junior Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such NB Capital Trust not inconsistent with the Declaration of such NB Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Corporation to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.
     The Declaration of each NB Capital Trust authorizes its Regular Trustees to issue on behalf of that NB Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. In connection with the issuance of Preferred Securities, the Regular Trustees of each NB Capital Trust will exercise that authority and each such trust shall issue one series of Common Securities. The terms of the Common Securities issued by a NB Capital Trust will be substantially identical to the terms of the Preferred Securities issued by that trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the NB Capital Trustees of a NB Capital Trust. All of the Common Securities of each NB Capital Trust will be directly or indirectly owned by the Corporation.
ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES
     If an Event of Default under the Declaration of a NB Capital Trust occurs and is continuing, then the holders of Preferred Securities of such NB Capital Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Junior Subordinated Debt Securities against the Corporation. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such NB Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, a holder of Preferred Securities of such NB Capital Trust may, to the extent permitted by applicable law, institute a legal proceeding
                                       15
directly against the Corporation to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. PROPOSED TAX LEGISLATION
     On March 19, 1996, President Clinton proposed certain tax law changes as part of his fiscal 1997 budget that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. In addition, the Proposed Legislation would treat as equity for United States federal income tax purposes debt instruments with a weighted average maturity of greater than 40 years, thereby denying issuers an interest deduction on any such debt instruments. On March 29, 1996, Senate Finance Committee Chairman William
V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such Legislation would not apply to a series of Subordinated Debt Securities if the series (i) was issued prior to the date of "appropriate Congressional action" or
(ii) had a maximum term that did not exceed 20 years. The Corporation intends that any series of Junior Subordinated Debt Securities will either be issued prior to the date of "appropriate Congressional action" or will have a maximum term that does not exceed 20 years. Accordingly, the Corporation does not expect the Proposed Legislation to apply to any series of Junior Subordinated Debt Securities. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on any series of Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur.
               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES
     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by NationsBank for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable NB Capital Trust.
GENERAL
     Pursuant to each Preferred Securities Guarantee, the Corporation will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a NB Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such NB Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such NB Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a NB Capital Trust to the extent not paid by such NB Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such NB Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption
                                       16

Price"), to the extent such NB Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such NB Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such NB Capital Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such NB Capital Trust has funds available therefor and (b) the amount of assets of such NB Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such NB Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Preferred Securities or by causing the applicable NB Capital Trust to pay such amounts to such holders.
     Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent such NB Capital Trust shall have funds available therefor. If the Corporation does not make interest payments on the Subordinated Debt Securities purchased by a NB Capital Trust, such NB Capital Trust will not pay distributions on the Preferred Securities issued by such NB Capital Trust and will not have funds available therefor. See "Description of the Junior Subordinated Debt Securities -- Certain Covenants of the Corporation." The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such NB Capital Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on the Preferred Securities.
     The Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the NB Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.
CERTAIN COVENANTS OF THE CORPORATION
     In each Preferred Securities Guarantee, the Corporation will covenant that, so long as any Preferred Securities issued by the applicable NB Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such NB Capital Trust, then (a) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than Permitted Purchases/Exchanges) or make any guarantee payments with respect to the foregoing, (b) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Preferred Stock (other than Permitted Purchases/Exchanges) except that the Corporation may meet the same proportion of its payment obligations with respect to its Preferred Stock that it meets under such Preferred Securities Guarantee and (c) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Debt Securities.
MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT
     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable NB Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Preferred Securities of the applicable NB Capital Trust then outstanding.
                                       17

TERMINATION
     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable NB Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such NB Capital Trust, (b) upon distribution of the Junior Subordinated Debt Securities held by such NB Capital Trust to the holders of the Preferred Securities of such NB Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such NB Capital Trust upon liquidation of such NB Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable NB Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.
EVENTS OF DEFAULT
     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder.
     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Corporation to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant NB Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Corporation has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Corporation for enforcement of the Preferred Securities Guarantee for such payment. The Corporation waives any right or remedy to require that any action be brought first against such NB Capital Trust or any other person or entity before proceeding directly against the Corporation.
STATUS OF THE PREFERRED SECURITIES GUARANTEES
     The Preferred Securities Guarantees will constitute unsecured obligations of the Corporation and will rank (i) subordinate and junior in right of payment to all other liabilities of the Corporation, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation, and
(iii) senior to the Corporation's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable NB Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.
     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).
INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE
     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.
     The Corporation and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Preferred Guarantee Trustee and its afifiliated entities in the ordinary course of business. The Preferred Guarantee Trustee also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.
                                       18

GOVERNING LAW
     The Preferred Securities Guarantees will be governed by and construed in accordance with, the internal laws of the State of New York.
                        EFFECT OF OBLIGATIONS UNDER THE
                 SUBORDINATED DEBT SECURITIES AND THE GUARANTEE
     As set forth in the Declaration, the sole purpose of each of the NB Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the NB Capital Trusts, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.
     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;
(iii) NationsBank shall pay all, and the applicable NB Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable NB Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the NationsBank Trustees shall not take or cause or permit the applicable NB Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable NB Capital Trust.
     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by NationsBank as and to the extent set forth under "Description of the Preferred Securities Guarantees." If NationsBank does not make interest payments on the Subordinated Debt Securities purchased by the applicable NB Capital Trust, it is expected that the applicable NB Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable NB Capital Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that NationsBank has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the applicable NB Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable NB Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee, on a subordinated basis, by the Corporation of amounts due on the Preferred Securities.
     If NationsBank fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and
" -- Voting Rights" in any accompanying Prospectus Supplement, may direct the Property Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against NationsBank to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. NationsBank, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If NationsBank fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Securities Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against NationsBank to enforce the Preferred Securities Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable NB Capital Trust, the Preferred Securities Guarantee Trustee, or any other person or entity.
                                       19

     NationsBank and each of the NB Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by NationsBank of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General."
                                 LEGAL OPINIONS
     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the NB Capital Trusts by Richards, Layton & Finger, special Delaware counsel to the NB Capital Trusts. The validity of the Junior Subordinated Debt Securities and the Preferred Securities Guarantees and certain matters relating thereto will be passed upon for NationsBank by Smith Helms Mulliss & Moore, L.L.P. and for the underwriters by Stroock & Stroock & Lavan. Certain United States federal income taxation matters will be passed upon for NationsBank and the NB Capital Trusts by Stroock & Stroock & Lavan, special tax counsel to NationsBank and the NB Capital Trusts. Smith Helms Mullis & Moore, L.L.P. and Stroock & Stroock & Lavan will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.
                                    EXPERTS
     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
                                       20

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The estimated expenses, other than underwriting or broker-dealer fees, discounts and commissions, in connection with the offering are as follows:

Securities Act Registration Fee.....................   $   *
Printing and Engraving Expenses.....................       *
Legal Fees and Expenses.............................       *
Accounting Fees and Expenses........................       *
Blue Sky Fees and Expenses..........................       *
Indenture Trustee Expenses..........................       *
Rating Agency Fees and Expenses.....................       *
Listing Fees........................................       *
Miscellaneous.......................................       *
                                                       $   *

* To be filed by amendment
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     There are no provisions in the Corporation's Restated Articles of Incorporation, and no contracts between the Corporation and its directors and officers, relating to indemnification. The Corporation's Restated Articles of Incorporation prevent the recovery by the Corporation of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Corporation's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Corporation shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Corporation. Pursuant to such bylaw and as authorized by statute, the Corporation maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise.
     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.
     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the Corporation's articles of incorporation or bylaws or by resolution of the Board of Directors.
     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.
                                      II-1

     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF NORTH CAROLINA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE INCORPORATED HEREIN BY REFERENCE.
     The Declarations of Trust of NB Capital Trust I, NB Capital Trust II, and NB Capital Trust III (each a "Trust" and together the "Trusts") provide that to the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each of the Regular Trustees of the respective Trust, any Affiliate of any such Regular Trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such Regular Trustee, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person"), from and against any loss, damage or claim incurred by such Company Indemnified Person by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was illegal. The Declarations of Trust also provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Company Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Company Indemnified Person to repay such amount if it shall be determined that the Company Indemnified Person is not entitled to be indemnified as authority in the Declaration of Trust. The Declarations of Trust further provide that no Company Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person (as defined therein) or for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Company Indemnified Person by the Declaration of Trust or by law, except that a Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Company Indemnified Person's gross negligence or willful misconduct with respect to acts or omissions.
     In addition, certain sections of each of the form of Underwriting Agreement filed as an Exhibit hereto provide for indemnification of the Registrants and their directors and officers by the underwriters or agents against certain liabilities, including certain liabilities under the 1933 Act. From time to time similar provisions have been contained in other agreements relating to other securities of the Corporation.
ITEM 16. LIST OF EXHIBITS.

            1.1    Form of Underwriting Agreement for offering of Preferred Securities*
            4.1    Certificate of Trust of NB Capital Trust I
            4.2    Certificate of Trust of NB Capital Trust II
            4.3    Certificate of Trust of NB Capital Trust III
            4.4    Declaration of Trust of NB Capital Trust I
            4.5    Declaration of Trust of NB Capital Trust II
            4.6    Declaration of Trust of NB Capital Trust III
            4.7    Form of Amended and Restated Declaration of Trust for NB Capital Trust I*
            4.8    Form of Amended and Restated Declaration of Trust for NB Capital Trust II*
            4.9    Form of Amended and Restated Declaration of Trust for NB Capital Trust III*
            4.10   Form of Indenture between NationsBank Corporation and The Bank of New York, as Trustee.*
            4.11   Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated
                   Debt Securities and Preferred Securities.*
            4.12   Form of Preferred Security (included in 4.7-4.9 above).*
            4.13   Form of Junior Subordinated Debt Security (included in 4.11 above).*
            4.14   Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust I*
            4.15   Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust II*
            4.16   Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust III*
            5.1    Opinion of Smith Helms Mulliss & Moore, L.L.P.*
            5.2    Opinion of Stroock & Stroock & Lavan*

                                      II-2

            8.1    Opinion of Stroock & Stroock & Lavan*
           12.1    Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
                   12(a) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996
                   (File No. 1-6523)
           23.1    Consent of Price Waterhouse LLP.
           23.2    Consent of Ernst & Young LLP
           23.3    Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
           23.4    Consent of Stroock & Stroock & Lavan (included in Exhibit 5.2)
           23.5    Consent of Stroock & Stroock & Lavan (included in Exhibit 8.1)
           24.1    Powers of Attorney.
           25.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Debt Trustee under the Indenture.*
           25.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust I*
           25.3    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust II*
           25.4    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust III*
           25.5    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust I*
           25.6    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust II*
           25.7    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust III*

* To be filed by amendment
ITEM 17. UNDERTAKINGS.
     (a) The undersigned Registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.
                                      II-3

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
     (d) The undersigned Registrants hereby undertake that:
     (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-4

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on November 1, 1996.
                                                 NATIONSBANK CORPORATION
                                                      (REGISTRANT)
                                         By: /S/      HUGH L. MCCOLL, JR.*
                                                    HUGH L. MCCOLL, JR.
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            TITLE                              DATE
         /s/            HUGH L. MCCOLL, JR.*              Chairman of the Board, Chief Executive           November 1, 1996
                      (HUGH L. MCCOLL, JR.)                 Officer and Director (Principal
                                       Executive Officer)
         /s/             JAMES H. HANCE, JR.*             Vice Chairman and Chief Financial                November 1, 1996
                      (JAMES H. HANCE, JR.)                 Officer (Principal Financial Officer)

           /s/                MARC D. OKEN*               Executive Vice President                         November 1, 1996
                           (MARC D. OKEN)                   and Chief Accounting Officer
                                              (Principal Accounting
                                                            Officer)
                                                          Director
                  (RONALD W. ALLEN)
          /s/              RAY C. ANDERSON*               Director                                         November 1, 1996
                  (RAY C. ANDERSON)
         /s/           WILLIAM M. BARNHARDT*              Director                                         November 1, 1996
                (WILLIAM M. BARNHARDT)
                                                          Director
                  (THOMAS E. CAPPS)
          /s/             CHARLES W. COKER*               Director                                         November 1, 1996
                  (CHARLES W. COKER)
          /s/             THOMAS G. COUSINS*              Director                                         November 1, 1996
                 (THOMAS G. COUSINS)
          /s/              ALAN T. DICKSON*               Director                                         November 1, 1996
                  (ALAN T. DICKSON)

                                      II-5

                      SIGNATURE                                            TITLE                              DATE
                                                          Director
                 (W. FRANK DOWD, JR.)
                                                          Director
                    (PAUL FULTON)
          /s/             TIMOTHY L. GUZZLE*              Director                                         November 1, 1996
                 (TIMOTHY L. GUZZLE)
           /s/               W. W. JOHNSON*               Director                                         November 1, 1996
                   (W. W. JOHNSON)
          /s/               JOHN J. MURPHY*               Director                                         November 1, 1996
                   (JOHN J. MURPHY)
                                                          Director
                   (JOHN C. SLANE)
                                                          Director
                (O. TEMPLE SLOAN, JR.)
                                                          Director
                    (JOHN W. SNOW)
         /s/           MEREDITH R. SPANGLER*              Director                                         November 1, 1996
                (MEREDITH R. SPANGLER)
          /s/             ROBERT H. SPILMAN*              Director                                         November 1, 1996
                 (ROBERT H. SPILMAN)
           /s/             RONALD TOWNSEND*               Director                                         November 1, 1996
                  (RONALD TOWNSEND)
         /s/             E. CRAIG WALL, JR.*              Director                                         November 1, 1996
                 (E. CRAIG WALL, JR.)
          /s/               JACKIE M. WARD*               Director                                         November 1, 1996
                   (JACKIE M. WARD)
         /s/             VIRGIL R. WILLIAMS*              Director                                         November 1, 1996
                 (VIRGIL R. WILLIAMS)
         *By:              CHARLES M. BERGER
         CHARLES M. BERGER, ATTORNEY-IN-FACT

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on November 1, 1996.
                                         NB CAPITAL TRUST I
                                         By:  /s/      JOHN E. MACK
                                                       JOHN E. MACK
                                                     REGULAR TRUSTEE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on November 1, 1996.
                                         NB CAPITAL TRUST II
                                         By: /s/       JOHN E. MACK
                                                       JOHN E. MACK
                                                     REGULAR TRUSTEE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on November 1, 1996.
                                         NB CAPITAL TRUST III
                                         By: /s/       JOHN E. MACK
                                                       JOHN E. MACK
                                                     REGULAR TRUSTEE
                                      II-7

                               INDEX TO EXHIBITS

                                                                                                                   SEQUENTIAL
EXHIBIT NO.                                             DESCRIPTION                                                 PAGE NO.
    1.1       Form of Underwriting Agreement for offering of Preferred Securities*
    4.1       Certificate of Trust of NB Capital Trust I
    4.2       Certificate of Trust of NB Capital Trust II
    4.3       Certificate of Trust of NB Capital Trust III
    4.4       Declaration of Trust of NB Capital Trust I
    4.5       Declaration of Trust of NB Capital Trust II
    4.6       Declaration of Trust of NB Capital Trust III
    4.7       Form of Amended and Restated Declaration of Trust for NB Capital Trust I*
    4.8       Form of Amended and Restated Declaration of Trust for NB Capital Trust II*
    4.9       Form of Amended and Restated Declaration of Trust for NB Capital Trust III*
    4.10      Form of Indenture between NationsBank Corporation and The Bank of New York, as Trustee.*
    4.11      Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated
              Debt Securities and Preferred Securities.*
    4.12      Form of Preferred Security (included in 4.7-4.9 above).*
    4.13      Form of Junior Subordinated Debt Security (included in 4.11 above).*
    4.14      Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust I*
    4.15      Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust II*
    4.16      Form of Guarantee with respect to Preferred Securities issued by NB Capital Trust III*
    5.1       Opinion of Smith Helms Mulliss & Moore, L.L.P.*
    5.2       Opinion of Stroock & Stroock & Lavan*
    8.1       Opinion of Stroock & Stroock & Lavan*
   12.1       Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
              12(a) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996
              (File No. 1-6523)
   23.1       Consent of Price Waterhouse LLP.
   23.2       Consent of Ernst & Young LLP
   23.3       Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
   23.4       Consent of Stroock & Stroock & Lavan (included in Exhibit 5.2)
   23.5       Consent of Stroock & Stroock & Lavan (included in Exhibit 8.1)
   24.1       Powers of Attorney.
   25.1       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Debt Trustee under the Indenture.*
   25.2       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
              Trust I*
   25.3       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
              Trust II*
   25.4       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
              Trust III*
   25.5       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
              Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust I*

                                                                                                                   SEQUENTIAL
EXHIBIT NO.                                             DESCRIPTION                                                 PAGE NO.
   25.6       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
              Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust II*
   25.7       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
              York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
              Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust III*

* To be filed by amendment